Exhibit 99.1

Earnings Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

January 8, 2025	Contact:	Justin Roberts, Investor Relations
Jack Isselmann, Media Relations
Ph: 503-684-7000

Greenbrier Reports Strong First Quarter Results

Q1 Diluted EPS of $1.72 and aggregate gross margin of 19.8%

Affirms FY 2025 guidance

Renews $100 million share repurchase authorization

The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its first fiscal quarter ended November 30, 2024.

First Quarter Highlights

•	Net earnings of $55 million, or $1.72 per diluted share, on revenue of $876 million.

•	Generated EBITDA of $145 million, or 16.6% of revenue.

•	Achieved operating margin of $112 million or 12.8% of revenue.

•	Grew lease fleet by 1,200 units to 16,700 units and maintained high lease fleet utilization of nearly 99%.

•	Quarterly new railcar orders for 3,800 units valued at $520 million and deliveries of 6,000 units, resulting in a new railcar backlog of 23,400 units with an estimated value of $3.0 billion.

•	Board declared a quarterly dividend of $0.30 per share, payable on February 19, 2025 to shareholders of record as of January 29, 2025, representing Greenbrier’s 43rd consecutive quarterly dividend.

•	On January 8, 2025, Board renewed and extended $100 million share repurchase authorization through January 31, 2027.

“Greenbrier achieved impressive results in the first quarter of fiscal 2025, delivering exceptional bottom-line performance and ROIC within our long-term range. The ongoing expansion of the lease fleet and the resulting recurring revenue is very encouraging. Our strong aggregate gross margin for the quarter was driven by a product mix weighted to more profitable railcar types and continued optimization in our manufacturing processes and capacity. We continue to streamline our business with the combination of our Manufacturing and Maintenance Services segments into one reportable segment, part of a strategic organizational alignment that commenced one year ago.” said Lorie L. Tekorius, CEO and President.

“While we observe demand easing slightly for certain railcar types and in some markets, we are affirming our full-year guidance and expect demand to increase as 2025 progresses. We are dedicated to executing our strategy to deliver strong performance, reduced cyclicality, and enhanced long-term shareholder value. Our results demonstrate our ability to thrive even in less than optimal business conditions. With a leading market position, a healthy backlog of new railcar orders, increasing predictability in growing areas of our business, and a continued focus on operational efficiencies, we anticipate sustainable results across various market conditions,” Tekorius concluded.

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Greenbrier Reports First Quarter Results (Cont.)	Page 2

Business Update & Outlook

Effective September 1, 2024, the Company combined the Maintenance Services and Manufacturing segments into a single reportable segment, Manufacturing, to better reflect the Company’s comprehensive operations that allow it to streamline production processes and resources to better serve customers. Additionally, the Company renamed the Leasing & Management Services reportable segment to Leasing & Fleet Management to reflect the realignment of the Company’s organizational and reporting structure. These changes had no impact on the Company’s consolidated results of operations or financial position. Prior period segment results have been recast to reflect the Company’s new reportable segments.

Based on current trends and production schedules, Greenbrier is affirming its Operating Metric guidance and updating Capital Expenditure guidance for fiscal 2025:

	FY 2024 Actuals	FY 2025 Guidance
Operating Metrics

Deliveries(1)	23,700 units	22,500 - 25,000 units

Revenue	$3.54B	$3.35B - $3.65B

Aggregate Gross Margin %	15.8%	16.0% - 16.5%

Operating Margin %(2)	9.2%	9.2% - 9.7%

Capital Expenditures

Manufacturing	$122M	$120M

Leasing & Fleet Management(3)	343M	360M

Gross Capital Expenditures	465M	480M

Equipment Sales Proceeds	75M	60M

Net Capital Expenditures	$390M	$420M

(1)	Includes approximately 1,400 units and 1,600 units of deliveries for FY2024 and FY2025 guidance, respectively, associated with Brazil.
(2)	Earnings from operations divided by revenue.
(3)

Included in FY2024 and FY2025 guidance are capital expenditures and transfers for railcars into the lease fleet that were manufactured and subsequently held on the balance sheet in 2023 and 2024, respectively.

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Greenbrier Reports First Quarter Results (Cont.)	Page 3

Financial Summary

	Q1 FY25	Q4 FY24	Sequential Comparison – Main Drivers
Revenue	$875.9M	$1,053.0M	Primarily fewer deliveries including timing of syndication activity

Aggregate Gross margin	$173.6M	$191.2M	Strong operating performance and beneficial product mix in Manufacturing partially offset by lower revenue
Aggregate Gross margin %	19.8%	18.2%

Selling and administrative expense	$62.0M	$67.9M	Lower employee-related costs including incentive compensation expense

Earnings from operations	$111.8M	$123.8M	Improved profitability and lower Selling & Administrative expense partially offsetting lower revenue
Operating margin %	12.8%	11.8%

EBITDA(1)	$145.1M	$158.9M

Effective tax rate	37.8%	33.5%	Impact of discrete tax items and geographic mix of earnings

Earnings from unconsolidated affiliates	$4.1M	$1.8M	Higher deliveries and improved operating efficiencies from Brazil JV’s

Net earnings attributable to Greenbrier	$55.3M	$61.6M	Strong operating performance partially impacted by lower revenue and higher tax rate
Diluted EPS	$1.72	$1.92

(1)	See reconciliation at conclusion of Supplemental Information.

Segment Summary

	Q1 FY25	Q4 FY24	Sequential Comparison – Main Drivers
Manufacturing

Revenue	$820.4M	$986.7M	Fewer deliveries including less railcars delivered for syndication

Gross margin %	17.1%	14.6%	Robust operating performance and beneficial product mix

Earnings from operations	$116.1M	$120.3M	Strong margin performance partially offset by lower revenue

Operating margin % (1)	14.2%	12.2%

Deliveries (units) (2)	5,600	6,800	Fewer deliveries including less railcars delivered for syndication

Leasing & Fleet Management

Revenue	$55.5M	$66.3M	Less syndication activity partially offset by growing recurring revenue

Gross margin %	60.5%	71.5%	Primarily reflects syndication of fewer internally produced railcars and impact of externally sourced syndication activity that generated margin dollars at a lower margin %
Earnings from operations	$26.7M	$39.0M
Operating margin % (1)	48.1%	58.8%

Owned fleet (units)	16,700	15,500

Fleet utilization	98.6%	98.5%

(1)	See supplemental segment information in Supplemental Information.
(2)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.

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Greenbrier Reports First Quarter Results (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its first quarter 2025 results. In conjunction with this release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	January 8, 2025

•	2:00 p.m. Pacific Standard Time

•	Phone: 1-888-317-6003 (Toll Free), 1-412-317-6061 (International), Entry Number “0218896”

•	Webcast access at http://www.gbrx.com

•	Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America. Greenbrier owns a lease fleet of approximately 16,700 railcars that originate primarily from Greenbrier’s manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports First Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	November 30, 2024	August 31, 2024	May 31, 2024	February 29, 2024	November 30, 2023
Assets
Cash and cash equivalents	$300.0	$351.8	$271.6	$252.0	$307.3
Restricted cash	12.9	16.8	20.2	20.0	14.0
Accounts receivable, net	583.0	523.8	488.5	519.1	458.7
Income tax receivable	26.7	45.1	20.0	20.9	10.5
Inventories	753.8	770.9	812.4	827.0	883.6
Leased railcars for syndication	228.1	130.7	155.3	134.4	159.8
Equipment on operating leases, net	1,234.1	1,243.5	1,226.9	1,160.5	1,095.8
Property, plant and equipment, net	695.5	711.7	648.3	636.1	618.1
Investment in unconsolidated affiliates	83.9	87.3	90.3	90.0	89.4
Intangibles and other assets, net	242.1	244.4	254.3	255.6	248.9
Goodwill	127.4	128.5	128.0	128.0	128.6

	$4,287.5	$4,254.5	$4,115.8	$4,043.6	$4,014.7

Liabilities and Equity
Revolving notes	$444.9	$351.6	$348.4	$300.8	$279.4
Accounts payable and accrued liabilities	653.1	731.4	652.9	649.3	640.9
Deferred income taxes	131.4	130.1	82.9	79.7	85.2
Deferred revenue	45.5	58.9	74.0	81.5	42.2
Notes payable, net	1,394.5	1,404.2	1,413.9	1,421.8	1,479.4
Contingently redeemable noncontrolling interest	43.1	41.7	56.3	56.0	56.5
Total equity – Greenbrier	1,412.7	1,376.1	1,329.1	1,299.9	1,274.0
Noncontrolling interest	162.3	160.5	158.3	154.6	157.1

Total equity	1,575.0	1,536.6	1,487.4	1,454.5	1,431.1

	$4,287.5	$4,254.5	$4,115.8	$4,043.6	$4,014.7

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Greenbrier Reports First Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Three Months Ended November 30,
	2024	2023
Revenue
Manufacturing	$820.4	$759.7
Leasing & Fleet Management	55.5	49.1

	875.9	808.8
Cost of revenue
Manufacturing	680.4	672.5
Leasing & Fleet Management	21.9	15.0

	702.3	687.5
Margin	173.6	121.3
Selling and administrative expense	62.0	56.3
Net (gain) loss on disposition of equipment	(0.2)	0.1

Earnings from operations	111.8	64.9
Interest and foreign exchange	23.4	23.2

Earnings before income tax and earnings from unconsolidated affiliates	88.4	41.7
Income tax expense	(33.4)	(10.0)

Earnings before earnings from unconsolidated affiliates	55.0	31.7
Earnings from unconsolidated affiliates	4.1	1.5

Net earnings	59.1	33.2
Net earnings attributable to noncontrolling interest	(3.8)	(2.0)

Net earnings attributable to Greenbrier	$55.3	$31.2

Basic earnings per common share:	$1.77	$1.00
Diluted earnings per common share:	$1.72	$0.96
Weighted average common shares:
Basic	31,246	31,025
Diluted	32,223	32,782
Dividends per common share	$0.30	$0.30

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Greenbrier Reports First Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Three Months Ended November 30,
	2024	2023
Cash flows from operating activities
Net earnings	$59.1	$33.2
Adjustments to reconcile net earnings to net cash used in operating activities:
Deferred income taxes	(1.4)	(29.3)
Depreciation and amortization	29.2	26.8
Net (gain) loss on disposition of equipment	(0.2)	0.1
Stock based compensation expense	4.2	3.4
Noncontrolling interest adjustments	4.4	0.4
Other	0.9	0.9
Decrease (increase) in assets:
Accounts receivable, net	(65.3)	72.6
Income tax receivable	18.4	31.7
Inventories	(0.4)	(61.6)
Leased railcars for syndication	(83.3)	(20.0)
Other assets	1.9	4.9
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(20.8)	(103.2)
Deferred revenue	(11.8)	(4.6)

Net cash used in operating activities	(65.1)	(44.7)

Cash flows from investing activities
Proceeds from sales of assets	0.6	0.4
Capital expenditures	(59.1)	(68.3)
Cash distribution from unconsolidated affiliates and other	4.8	0.6

Net cash used in investing activities	(53.7)	(67.3)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	122.0	31.0
Proceeds from revolving notes with maturities longer than 90 days	5.0	90.1
Repayments of revolving notes with maturities longer than 90 days	(31.2)	(139.9)
Proceeds from issuance of notes payable	0.2	178.6
Repayments of notes payable	(10.8)	(9.7)
Debt issuance costs	(0.9)	(2.5)
Repurchase of stock	—	(1.3)
Dividends	(10.4)	(10.3)
Cash distribution to joint venture partner	(5.0)	—
Tax payments for net share settlement of restricted stock	(5.5)	(5.2)

Net cash provided by financing activities	63.4	130.8

Effect of exchange rate changes	(0.3)	(0.2)
Increase (decrease) in cash, cash equivalents and restricted cash	(55.7)	18.6
Cash and cash equivalents and restricted cash
Beginning of period	368.6	302.7

End of period	$312.9	$321.3

Balance Sheet Reconciliation:
Cash and cash equivalents	$300.0	$307.3
Restricted cash	12.9	14.0

Total cash and cash equivalents and restricted cash	$312.9	$321.3

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Greenbrier Reports First Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In millions, except owned fleet, unaudited)

Greenbrier’s leasing strategy provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. Investing in leasing assets also provides a recurring stream of revenue and tax-advantaged cash flows, however in the short-term it reduces Greenbrier’s Manufacturing revenue and margin as a result of deferring revenue recognition.

During the April 2023 Investor Day, Greenbrier provided a long-term target to more than double recurring revenue from leasing and management fees by investing up to $300 million net annually for the next five years. Recurring revenue is defined as Leasing & Fleet Management revenue excluding the impact of syndication activity, which is more transactional in nature.

Key information for the Leasing & Fleet Management segment:

	Three Months Ended
	November 30, 2024	August 31, 2024
Greenbrier Lease Fleet (Units)(1)
Beginning balance	15,500	15,200
Railcars added	1,800	1,700
Railcars sold / scrapped	(600)	(1,400)

Ending balance	16,700	15,500

	November 30, 2024	August 31, 2024
Equipment on operating lease(2)	$1,234.1	$1,243.5

Non-recourse warehouse	$193.6	$194.9
ABS non-recourse notes	467.7	471.6
Non-recourse term loan	317.4	320.5

Total Leasing non-recourse debt	$978.7	$987.0

Fleet leverage %(3)(4)	79%	79%

(1)	Owned fleet includes Leased railcars for syndication
(2)	The $600 million U.S. corporate revolver borrowing base includes Equipment on operating lease assets that do not currently secure the Leasing non-recourse term loan
(3)	Total Leasing non-recourse debt / Equipment on operating lease
(4)	Fleet assets are leveraged at Fair Market Value based on independent appraisals while they are shown at net book value on Greenbrier’s Consolidated Balance Sheet

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Greenbrier Reports First Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for Fiscal 2024 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$759.7	$811.0	$755.0	$986.7	$3,312.4
Leasing & Fleet Management	49.1	51.7	65.2	66.3	232.3

	808.8	862.7	820.2	1,053.0	3,544.7
Cost of revenue
Manufacturing	672.5	725.4	672.2	842.9	2,913.0
Leasing & Fleet Management	15.0	15.1	24.2	18.9	73.2

	687.5	740.5	696.4	861.8	2,986.2
Margin	121.3	122.2	123.8	191.2	558.5
Selling and administrative expense	56.3	63.6	59.3	67.9	247.1
Net loss (gain) on disposition of equipment	0.1	(4.9)	(7.8)	(0.5)	(13.1)

Earnings from operations	64.9	63.5	72.3	123.8	324.5
Interest and foreign exchange	23.2	24.6	24.7	28.3	100.8

Earnings before income tax and earnings from unconsolidated affiliates	41.7	38.9	47.6	95.5	223.7
Income tax expense	(10.0)	(9.3)	(10.7)	(32.0)	(62.0)

Earnings before earnings from unconsolidated affiliates	31.7	29.6	36.9	63.5	161.7
Earnings from unconsolidated affiliates	1.5	4.0	3.7	1.8	11.0

Net earnings	33.2	33.6	40.6	65.3	172.7
Net earnings attributable to noncontrolling interest	(2.0)	(0.2)	(6.7)	(3.7)	(12.6)

Net earnings attributable to Greenbrier	$31.2	$33.4	$33.9	$61.6	$160.1

Basic earnings per common share (1)	$1.00	$1.08	$1.09	$1.98	$5.15
Diluted earnings per common share (1)	$0.96	$1.03	$1.06	$1.92	$4.96
Dividends per common share	$0.30	$0.30	$0.30	$0.30	$1.20

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports First Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended November 30, 2024:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$820.4	$2.8	$823.2	$116.1	$—	$116.1
Leasing & Fleet Management	55.5	0.2	55.7	26.7	—	26.7
Eliminations	—	(3.0)	(3.0)	—	—	—
Corporate	—	—	—	(31.0)	—	(31.0)

	$875.9	$—	$875.9	$111.8	$—	$111.8

Three months ended August 31, 2024:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$986.7	$40.1	$1,026.8	$120.3	$4.6	$124.9
Leasing & Fleet Management	66.3	0.3	66.6	39.0	—	39.0
Eliminations	—	(40.4)	(40.4)	—	(4.6)	(4.6)
Corporate	—	—	—	(35.5)	—	(35.5)

	$1,053.0	$—	$1,053.0	$123.8	$—	$123.8

	Total assets
	November 30, 2024	August 31, 2024
Manufacturing	$2,134.7	$2,172.4
Leasing & Fleet Management	1,775.3	1,633.6
Unallocated, including cash	377.5	448.5

	$4,287.5	$4,254.5

BACKLOG AND DELIVERY INFORMATION

(Unaudited)

Three Months Ended
November 30, 2024
Backlog Activity (units) (1)
Beginning backlog	26,700
Orders received	3,800
Production held on the Balance Sheet	(1,900)
Production sold to third parties	(5,200)

Ending backlog	23,400

Delivery Information (units) (1)
Direct sales	5,200
Sale of Leased railcars for syndication	800

Total deliveries	6,000

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports First Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Reconciliation of Net earnings to EBITDA

	Three Months Ended
	November 30, 2024	August 31, 2024
Net earnings	$59.1	$65.3
Interest and foreign exchange	23.4	28.3
Income tax expense	33.4	32.0
Depreciation and amortization	29.2	33.3

EBITDA	$145.1	$158.9

Debt Summary

	November 30, 2024	August 31, 2024
Total Leasing non-recourse debt	$978.7	$987.0
Total other debt	876.5	785.5

	1,855.2	1,772.5
Debt discount and issuance costs	(15.8)	(16.7)

Total consolidated debt	$1,839.4	$1,755.8

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Greenbrier Reports First Quarter Results (Cont.)	Page 12

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “affect,” “anticipate,” “approximately,” “are,” “backlog,” “believe,” “drive,” “estimate,” “expect,” “grow,” “may,” “ongoing,” “position,” “recurring,” “result,” “schedule,” “strategy,” “strong,” “sustainable,” “target,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about our guidance and outlook, backlog and other orders, leasing performance, leasing strategy, financing, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; increased tariffs or import duties; labor disputes; loss of market share to other modes of freight shipment; and the war in Ukraine and related events. Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Financial Metric Definitions

EBITDA is not a financial measure under generally accepted accounting principles (GAAP). This metric is a performance measurement tool used by rail supply companies and Greenbrier. You should not consider this metric in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because this metric is not a measure of financial performance under GAAP and is susceptible to varying calculations, the measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization. We believe the presentation of EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

ROIC is calculated by dividing the trailing four quarters of net operating profit after tax by the average trailing five quarters of total invested capital. Net operating profit after tax is defined as Earnings from operations, plus Earnings from unconsolidated affiliates, excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability, less cash paid for income taxes, net. Total invested capital is defined as Revolving notes, plus Notes payable, plus Total equity, less cash in excess of $40 million. We believe ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.

These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

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